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                                                    EXHIBIT (24)


                        POWER OF ATTORNEY
                        -----------------

    Each of the undersigned directors of Massachusetts Electric Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Maureen L. Fountain, and Geraldine M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's annual report on Form 10-K for the year ended December 31, 1995, to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.
Dated this 20th day of March, 1996.

s/Urville J. Beaumont                  s/Patricia McGovern
_________________________              _________________________
Urville J. Beaumont                    Patricia McGovern


                                       s/John F. Reilly, Jr.
_________________________              _________________________
Joan T. Bok                            John F. Reilly, Jr.


s/Sally L. Collins
_________________________              _________________________
Sally L. Collins                       John W. Rowe


s/John H. Dickson
_________________________              _________________________
John H. Dickson                        Richard P. Sergel


s/Kalyan K. Ghosh                      s/Richard M. Shribman
_________________________              _________________________
Kalyan K. Ghosh                        Richard M. Shribman


s/Charles B. Housen                    s/Roslyn M. Watson
_________________________              _________________________
Charles B. Housen                      Roslyn M. Watson